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                               UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): March 7, 2005



                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
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(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)             File Number)      Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Securities
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c)under the
      Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  Entry into a Material Definitive Agreement

On March 7, 2005, Eastman Kodak Company (the "Company") entered into a retention agreement with Robert H. Brust, the Company's Chief Financial Officer, to induce Mr. Brust to remain employed by the Company through January 3, 2007. Pursuant to the terms of the retention agreement, Mr. Brust will receive a monthly cash retention benefit of $15,000 for each full month of continuous and active employment with the Company during 2006, subject to pro-ration in certain limited circumstances. In addition, in May 2005, Mr. Brust will receive 27,000 shares of restricted stock under the terms of the 2005 Omnibus Long-Term Compensation Plan (the "2005 Omnibus Plan"), subject to shareholder approval of the 2005 Omnibus Plan. An award notice will be issued on or about the time of the grant, which will provide, among other things, that upon Mr. Brust's termination of employment for other than "cause" on or after January 3, 2007, all remaining restrictions on these shares will lapse and he will not forfeit any of the restricted stock subject to the grant.



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                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             EASTMAN KODAK COMPANY



                                             By: /s/ Richard G. Brown,Jr.
                                             ----------------------------
                                             Richard G. Brown, Jr.
                                             Controller

Date:  March 10, 2005